EXHIBIT 99.2
Norpac Technologies, Inc.
and CelLynx, Inc.
 Pro Forma Combined Financial Statements
(unaudited)

Contents

Page
Pro Forma Combined Financial Statements:

Pro Forma Combined Balance Sheet
as of March 31, 2008 (unaudited)	F-2

Pro Forma Combined Statements of Operations
for the period ended March 31, 2008 (unaudited)	F-3

Pro Forma Combined Statements of Operations
for the period ended June 30, 2007 (unaudited)	F-4

Notes to Pro Forma Combined Financial Statements (unaudited)	F-5

Norpac Technologies, Inc.
and CelLynx Inc.
Pro forma Combined Balance Sheet
As of March 31, 2008
(unaudited)	Norpac
	Technologies		Pro forma	Pro forma
	Inc. (1)	CelLynx Inc.(2)	Adjustments	Combined
	(historical)	(historical)

ASSETS

CURRENT ASSETS
Cash	$997	$91,531	$-	$92,528
Loans receivable	331,829	-	-	331,829
Other assets	-	4,397	-	4,397
TOTAL CURRENT ASSETS	332,826	95,928	-	428,754

FIXED ASSETS, NET	-	2,077	-	2,077
INTANGIBLE ASSETS, NET	-	45,729	-	45,729
AVAILABLE-FOR-SALE-SECURITIES	110,900	-	-	110,900
TOTAL ASSETS	$443,726	$143,734	$-	$587,460

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$196,363	$145,819	$-	$342,182
Loans payable	77,016	250,000	-	327,016
Share-based compensation liability	-	296,267	-	296,267
Accrued interest	-	18,392	-	18,392
TOTAL CURRENT LIABILITIES	273,379	710,478	-	983,857

LONG TERM LIABILITIES
Stockholder notes	-	60,000	-	60,000
TOTAL LIABILITIES	273,379	770,478	-	1,043,857

STOCKHOLDERS' EQUITY				-
Preferred Stock	-	-	45,516	45,516
Common Stock	37,597	1,209,535	(1,214,677)	32,455
Additional paid in capital	3,467,383	(72,966)	1,169,161	1,228,945
			(3,231,083)
			(103,550)
Deficit accumulated during the development stage	(3,231,083)	(1,763,313)	3,231,083	(1,763,313)
Accumulated other comprehensive income (loss)	(103,550)	-	103,550	-

TOTAL STOCKHOLDERS' EQUITY (DEFICIT)	170,347	(626,744)	-	(456,397)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$443,726	$143,734	$-	$587,460

(1)	Source: unaudited financial statements of Norpac Technologies, Inc. as of March 31, 2008 included in Form 10Q
(2)	Source: unaudited financial statements of CelLynx Inc. as of March 31, 2008 included elsewhere in this Form 8K.

See accompanying notes to pro forma combined financial statements

Norpac Technologies, Inc.
and CelLynx Inc.
Pro forma Combined Statement of Operations
For the Period Ended March 31, 2008
(unaudited)

	Norpac
	Technologies
	Inc. (1)	CelLynx Inc. (2)
	For the Nine Months	For the Six Months
	Ended March 31, 2008	Ended March 31, 2008	Pro forma Adjustments	Pro forma Combined
	(historical)	(historical)

Net Revenue	$-	$-	$-	$-

Cost of Revenue	-	-	-	-
Gross Profit	-	-	-	-

Operating expenses:
Research and development	-	53,068	-	53,068
General and administrative expenses	161,236	668,984	-	830,220
Total operating expenses	161,236	722,052	-	883,288

Loss from operations	(161,236)	(722,052)	-	(883,288)

Non-operating income (expense):
Interest income	24,960	-		24,960
Interest expense	(896)	(6,200)	-	(7,096)
Change in fair value of share-based compensation liability	-	1,851	-	1,851
Loss reserve on loans receivable	(331,829)	-	-	(331,829)
Total non-operating (expense) income	(307,765)	(4,349)	-	(312,114)
Loss before provision for income taxes	(469,001)	(726,401)	-	(1,195,402)

Income tax	-	-	-	-

Net loss	$(469,001)	$(726,401)	$-	$(1,195,402)

Loss per common share	$(0.01)			$(0.02)

Weighted average shares outstanding	37,597,890			69,113,915

(1)	Source: unaudited financial statements of Norpac Technologies, Inc. included in Form 10Q for the nine months ended March 31, 2008.
(2)	Source: unaudited financial statements of CelLynx Inc. for the six months ended March 31, 2008 included elsewhere in this Form 8K.

See accompanying notes to pro forma combined financial statements

Norpac Technologies, Inc.
and CelLynx Inc.
Pro forma Combined Statement of Operations
For the Period Ended June 30, 2007
(unaudited)

	Norpac
	Technologies
	Inc. (1)	CelLynx Inc. (2)
	For the Year Ended	For the Year Ended
	June 30, 2007	September 30, 2007	Pro forma Adjustments	Pro forma Combined
	(historical)	(historical)

Net Revenue	$15,000	$-	$-	$15,000

Cost of Revenue	-	-	-	-
Gross Profit	15,000	-	-	15,000

Operating expenses:
Research and development	-	81,218	-	81,218
General and administrative expenses	146,807	254,650	-	401,457
Total operating expenses	146,807	335,868	-	482,675

Loss from operations	(131,807)	(335,868)	-	(467,675)

Non-operating income (expense):
Interest income	26,698	173	-	26,871
Interest expense	-	(10,548)	-	(10,548)
Impairment of intangibles	(4,800)	-	-	(4,800)
Total non-operating (expense) income	21,898	(10,375)	-	11,523
Loss before provision for income taxes	(109,909)	(346,243)	-	(456,152)

Income tax	-	-	-	-
Net loss	$(109,909)	$(346,243)	$-	$(456,152)

Loss per common share	$(0.00)			$(0.01)

Weighted average shares outstanding	36,542,246			68,058,280

(1)	Source: audited financial statements of Norpac Technologies, Inc. included in Form 10KSB.
(2)	Source: audited financial statements of CelLynx Inc. as of September 30, 2007 included elsewhere in this Form 8K.

See accompanying notes to pro forma combined financial statements

Norpac Technologies, Inc.
and CelLynx
Notes to Pro form Combined Financial Statements

NOTE 1 - BASIS OF PRESENTATION

The accompanying pro forma combined balance sheet presents the accounts of Norpac Technologies, Inc. (“Norpac”) and CelLynx, Inc. (“CelLynx”) as if the acquisition of CelLynx by Norpac occurred on March 31, 2008.  The accompanying pro forma combined statement of operations presents the accounts of Norpac and CelLynx for the year ended June 30, 2007 and for the nine months ended March 31, 2008 as if the acquisition occurred on July 1, 2006.  For accounting purposes, the transaction is being accounted for as a recapitalization of CelLynx.

The following adjustments would be required if the acquisition occurred as indicated above:

a.	Recapitalization of CelLynx to account for issuance of an aggregate of 45,516,034 preferred shares and 32,454,922 common shares of Norpac to the shareholders of CelLynx;

CelLynx issued 6,511,423 shares to certain consultants in connection with services rendered subsequent to March 31, 2008 and prior to July 31, 2008.

CelLynx also issued 3,104,222 shares of our common stock to certain investors for $279,380 in cash.

Immediately prior to the closing of the share exchange transaction with Norpac, holders of 8,293,111 shares of our common stock cancelled 7,546,731 shares such that these holders retained 746,380 shares of our common stock at closing.

b.	Eliminate pre-acquisition accumulated deficit of Norpac;

c.	Eliminate pre-acquisition accumulated other comprehensive loss of Norpac.

NOTE 2 – SUBSEQUENT EVENT

Concurrently with the closing of the transaction mentioned above, the Company entered into a Regulation S Subscription Agreement pursuant to which the Company agreed to issue and sell 10,500,000 shares of its common stock and warrants to purchase 10,500,000 shares of common stock at an exercise price of $0.15 per share to foreign investors for an aggregate purchase price of $1,575,000.  Each unit includes a full two year warrant at $0.20 per share.